Exhibit 10.49

PROFITS INTEREST AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”) IS DATED                      (the “Date of Grant”), BY AND BETWEEN WME IMG CHINA, LP, A CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP (the “Partnership”) AND                     , AN INDIVIDUAL (the “Grantee”).

RECITALS

A.

Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in that certain Second Amended and Restated Agreement of Exempted Limited Partnership, dated as of June 1, 2016 (as amended, supplemented, modified or restated from time to time, the “LP Agreement”).

B.	The Partnership is authorized to issue Profits Interests.

C.

The General Partner has determined that it would be in the best interests of the Partnership to make the award of Profits Interests provided for herein to Grantee pursuant to the LP Agreement and the terms set forth herein.

D.

The award set forth herein is designed to compensate Grantee for his time and commitment in the performance of services to Endeavor Operating Company, LLC or its Subsidiaries, including the Partnership (and its subsidiaries) (collectively, the “Employer Group”) by providing Grantee with a direct interest in the appreciation of the Partnership with respect to periods beginning after the date on which the Partnership countersigns this Agreement following receipt of Grantee’s signed signature page to this Agreement (the “Date of Grant”).

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1.	Issuance of Profits Interests.

1.1    Upon the execution and delivery by Grantee of a joinder to the LP Agreement and the execution of such joinder by the General Partner, and subject to the other terms and conditions of this Agreement and the LP Agreement, the Grantee becomes a Profits Interest Limited Partner and the Partnership hereby grants to Grantee an award of                      unvested Profits Interests, with a Distribution Threshold equal to the fair market value of the Partnership as of the Date of Grant as determined by a third party valuation firm, in each case subject to adjustment as set forth in this Agreement and/or the LP Agreement, which adjustments may be made effective as of the Date of Grant. 100% of the Profits Interests shall be subject to                      vesting in accordance with Paragraph 3 of this Agreement. Notwithstanding that such Profits Interests are unvested when granted, the Grantee shall be a Profits Interest Limited Partner upon the execution and delivery by Grantee of a joinder to the LP Agreement and the execution of such joinder by the General Partner.

1.2    By entering into this Agreement Grantee agrees and acknowledges that (a) Grantee has received and read a copy of the LP Agreement, (b) the Profits Interests are subject to the LP Agreement, the terms of which is hereby incorporated herein by reference and made part of this Agreement, and (c) Grantee shall be bound by all of the terms and conditions of the LP Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the LP Agreement, the applicable terms and provisions of the LP Agreement shall govern and prevail.

1.3    For the avoidance of doubt, no distributions of cash or other Property or other operating distributions shall be made to Grantee unless otherwise determined by the General Partner.

2.	Certain Specific Acknowledgments.

Without limiting the provisions of Paragraph 1 of this Agreement, Grantee acknowledges that the Profits Interests are subject to the provisions of the LP Agreement under which (a) the General Partner has full discretion to interpret and administer this Agreement and its judgments are final, binding and conclusive on Grantee (absent manifest error) and (b) Grantee shall be prohibited from Transferring his Profits Interests to any other Person except as expressly permitted by the LP Agreement.

3.	Vesting.

Subject to the terms and conditions of this Agreement and the LP Agreement, the Profits Interests granted hereunder shall vest as set forth in this Paragraph 3. Profits Interests that have vested in accordance with this Paragraph 3 are referred to herein as “Vested Profits Interests.”

3.1    Vesting.  The Profits Interests shall vest                     ; provided, that Grantee is employed by the Employer Group and in good standing on the applicable vesting date. Any fractional Profits Interests resulting from the application of the vesting schedule shall be aggregated and the Profits Interests resulting from such aggregation shall vest on the final vesting date.

3.2    Acceleration of Vesting.  Upon consummation of a Sale Transaction or an IPO, the unvested portion of the Profits Interests shall accelerate and fully vest.

3.3    Termination of Employment.  No Profits Interests shall be eligible to become Vested Profits Interests following the termination of Grantee’s employment for any reason.

4.	Effect of Termination of Employment.

Upon the termination of Grantee’s employment with the Employer Group by his employer with or without Cause, by Grantee with or without Good Reason, upon the death or Disability of Grantee or upon an Employer Non-Renewal or Grantee Non-Renewal: (a) subject to the provisions of this Agreement (including Paragraph 5) and of the LP Agreement, Grantee (or his estate, in the case of a termination upon the death of Grantee) shall be entitled to retain Grantee’s Vested Profits Interests following such termination; and (b) all of Grantee’s unvested Profits Interests shall be forfeited without any consideration paid to Grantee. For the avoidance of doubt, in no event shall an Employer Non-Renewal or Grantee Non-Renewal be deemed to be a termination with or without Cause or with or without Good Reason. For purposes hereof:

“Cause” shall have the meaning set forth in that certain employment agreement by and between Grantee and                     , dated as of                     , as amended, supplemented or otherwise modified in accordance with the terms thereof from time to time thereafter and any subsequent employment or services agreement between Grantee and the Employer Group that replaces or supersedes such agreement (the “Employment Agreement”).

“Disability” shall have the meaning set forth in the Employment Agreement.

“Employer Non-Renewal” means that Grantee’s employer shall have notified Grantee in writing that the Employer Group will not continue any employment relationship with Grantee following the term of Grantee’s then-existing employment agreement; provided, that, upon request by Grantee’s employer, Grantee shall have certified in writing that Grantee was ready, willing and able to continue an employment relationship with his employer on identical terms as those set forth in Grantee’s then-existing employment agreement and with no additional equity award(s).

“Grantee Non-Renewal” means (a) any failure of Grantee to execute a new employment agreement offered by a member of the Employer Group following (or to become effective upon) expiration of Grantee’s then-existing (or prior) employment agreement or (b) any termination of Grantee’s employment relationship with the Employer Group following expiration of Grantee’s prior employment agreement if a new employment agreement between any member of the Employer Group and Grantee has not been executed.

“Good Reason” shall have the meaning set forth in the Employment Agreement.

5.	Repurchase Rights with respect to Vested Profits Interests.

5.1    Repurchase Rights.  The Partnership shall have the right (but not the obligation) to, at any time following a termination of Grantee’s employment with the Employer Group for any reason, repurchase any or all of Grantee’s Vested Profits Interests

(and any Vested Profits Interests held by Grantee’s Permitted Transferees) in accordance with this Paragraph (and the Partnership shall have the right to deem any such repurchase under this Paragraph 5 as a compulsory withdrawal of the Grantee from the Partnership to the extent required under applicable law).

5.2     Repurchase Procedures.  Subject to the terms and conditions of this Paragraph 5 and the LP Agreement, an option of the Partnership to repurchase Vested Profits Interests (a “Repurchase Option”) may be exercised by delivery of written notice to Grantee. Promptly following such written notice, the Partnership shall repurchase from Grantee, and Grantee shall sell to the Partnership, those Vested Profits Interests subject to the Repurchase Option in exchange for the fair market value of such Vested Profits Interests as determined by the General Partner in good faith (the “Fair Market Value”); provided, that if Grantee’s employment with the Employer Group is terminated by Grantee without Good Reason, by Grantee’s employer for Cause, or upon a Grantee Non-Renewal then, in each case, the consideration payable by the Partnership to Grantee pursuant to an exercise by the Partnership of a Repurchase Option with respect to Vested Profits Interests shall be 50% of the Fair Market Value. Grantee, by acceptance of the benefits of the provisions of this Paragraph 5, acknowledges and agrees that the consideration paid by the Partnership to Grantee may be paid by: (i) delivery of a cashier’s check or wire transfer of immediately available funds; (ii) issuance of an unsecured subordinated note, bearing interest (payable at maturity) at a simple rate per annum equal to the prime rate; (iii) from and after an IPO, issuance of common stock of the IPO Entity (as such term is defined in the WME China LP Agreement); or (iv) by offsetting against any indebtedness or obligations for advanced or borrowed funds owed by Grantee to the Employer Group; provided, that if the General Partner does not elect a method of payment, Grantee shall be paid in accordance with clause (i). In connection with any Repurchase Option, pursuant to, and subject to the terms and conditions of, this Paragraph 5, Grantee shall take or cause to be taken all actions requested by the General Partner in order to expeditiously consummate such repurchase and any related transactions, including executing, acknowledging and delivering assignments, a general release of the Employer Group, its Affiliates and related persons (in form and substance satisfactory to the Partnership) and other documents and instruments as may be reasonably requested and otherwise cooperating with the General Partner, and making customary representations and warranties, including as to due approval and ownership free and clear of any liens and transfer of the applicable Vested Profits Interests. Notwithstanding anything in this Agreement to the contrary, payment (including payment of the obligations underlying the aforementioned promissory note) by the Partnership for any Vested Profits Interests pursuant to an exercise of a Repurchase Option may be subject to certain conditions as determined by the General Partner in its sole discretion, including compliance by Grantee with certain restrictive covenants.

5.3    Applicable Laws and Other Restrictions.  Notwithstanding anything to the contrary contained in this Agreement or the LP Agreement, all purchases of Grantee’s Profits Interests by the Partnership shall be subject to applicable federal and state laws of any applicable jurisdiction and to restrictions contained in the debt financing arrangements of the Partnership from time to time. If any such laws or contractual restrictions prohibit or otherwise restrict the repurchase of Profits Interests hereunder which the Partnership is otherwise entitled or required to effect, the repurchase by the Partnership of such Profits Interests shall nevertheless be deemed to have occurred for purposes of this Agreement and the Partnership shall make payment as soon as it is permitted to do so under such laws or contractual restrictions.

6.	Rights as Holder of the Profits Interests.

Grantee shall be the record owner of each of the Profits Interests granted hereunder unless and until such Profits Interests are forfeited pursuant to Paragraph 4, repurchased by the Partnership pursuant to Paragraph 5 or otherwise Transferred in accordance with the LP Agreement, and as record owner shall be entitled to all rights of a holder of Profits Interests as set forth in the LP Agreement; provided, that the Profits Interests shall be subject to the restrictions on Transfer and all other restrictions applicable to Units as set forth in this Agreement and the LP Agreement.

7.	Investment Intent; Other Representations of Grantee.

7.1    Investment Intent.  Grantee hereby represents and warrants that the Profits Interests are being acquired for investment and not with a view to distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by the Partnership regarding matters relevant to compliance with applicable securities laws as are deemed necessary by the General Partner or the Partnership.

7.2    Other Representations.  Grantee hereby represents and warrants to the Partnership as follows:

(a)    Access to Information.  Because of Grantee’s business relationship with the Employer Group and with the management of the Employer Group, Grantee has had access to all material and relevant information concerning the Partnership, thereby enabling Grantee to make an informed investment decision with respect to his investment in the Partnership, and all pertinent data and information requested by Grantee from the Partnership or its representatives concerning the business and financial condition of the Employer Group, as the case may be, and the terms and conditions of this Agreement have been furnished to Grantee. Grantee acknowledges that Grantee has had the opportunity to ask questions of and receive answers and obtain additional information from the Partnership, and their respective representatives concerning the present and proposed business and financial conditions of the Employer Group.

(b)    Financial Sophistication.  Grantee has such knowledge and experience in financial and business matters that Grantee is capable of evaluating the merits and risks of investing in the Profits Interests.

(c)    Understanding the Investment Risks.  Grantee understands that:

(i)	An investment in the Profits Interests represents a highly speculative investment, and there can be no assurance as to the success of the Partnership in its business;

(ii)

The Profits Interests cannot be Transferred except in very limited circumstances in accordance with the provisions of the LP Agreement and at present no market for the Profits Interests exists, and it is not anticipated that a market for the Profits Interests will develop in the future;

(iii)	The Profits Interests may be worthless; and

(iv)	Ownership of the Profits Interests may result in taxable income to Grantee without a corresponding cash or in-kind distribution.

7.3    Understanding of the Nature of the Profits Interests.  Grantee understands and agrees that:

(a)    The Profits Interests will not be registered under the Securities Act, or any applicable state securities laws;

(b)    If the Profits Interests are not so registered, the Profits Interests will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act;

(c)    Grantee may not Transfer the Profits Interests except as permitted under the LP Agreement;

(d)    Only the Partnership can register the Profits Interests under the Securities Act and applicable state securities laws, but it is not anticipated that the Profits Interests will be registered in any event;

(e)    The Partnership has not made any representations to Grantee that the Partnership will register the Profits Interests under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

(f)    Grantee is aware of the conditions restricting the Transfer of the Profits Interests under the LP Agreement, the Securities Act and applicable state securities laws; and

(g)    The Partnership may, from time to time, make stop transfer notations in its transfer record to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

7.4    Additional Acknowledgements.  Grantee acknowledges that:

(a)    Neither Grantee nor anyone acting on Grantee’s behalf has paid or will pay a commission or other remuneration to any person in connection with the acquisition of the Profits Interests; and

(b)    At the time and as a condition of delivery of documents evidencing the Profits Interests, Grantee will be deemed to have made all the representations and warranties contained in this Paragraph 7 with respect to such Profits Interests and may be required to make other representations concerning investment intent as a condition of the delivery of such Profits Interests.

7.5    All Awards Subject to Written Agreement.  Grantee acknowledges he has not heretofore received from the Partnership, and is not the holder of, any equity-related award (including, without limitation, the Profits Interests), other than awards, if any, evidenced by a written agreement between the Partnership and Grantee.

7.6    No Reliance on the Partnership.  In making his investment decision with respect to the receipt of the Profits Interests, Grantee has not relied upon the Partnership or any of its Affiliates, or any representative thereof for any advice of any sort, including, but not limited to tax or securities law advice.

7.7    Private Offering.  Grantee has not become aware of, and has not entered into this Agreement as a result of, any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the Partnership or the offering or the distribution of the Profits Interests.

7.8    Regulation S.  If Grantee is not a U.S. citizen or resident, Grantee at the time such Profits Interests are offered and acquired will not be a U.S. person (as defined in Regulation S) and will be located outside of the United States.

7.9    Becoming a Partner; No Access to Partnership or Employer Group Information.  As a further condition to the issuance of the Profits Interests pursuant to this Agreement, Grantee shall execute and deliver to the Partnership a joinder to the LP Agreement, together with such other documents as the General Partner may require, evidencing such Grantee’s status as a “Profits Interest Limited Partner” (as defined in the LP Agreement). Notwithstanding Grantee’s status as a Profits Interest Limited Partner of the Partnership, Grantee shall have no right whatsoever to (a) examine the books and records of the Partnership or member of the Employer Group or (b) obtain any information about the identities of the other Partners (as defined in the LP Agreement) or members of the Employer Group (or of the size or nature of such other partners’ or members’ interests in the Partnership or any member of the Employer Group, respectively).

8.	Profits Interests; Section 83(b) Election.

8.1    Each of Profits Interests is intended to constitute a “profits interest” within the meaning of Internal Revenue Service Revenue Procedure 93-27. A profits interest is granted in connection with the performance of services and is a right to receive distributions funded solely by the profits of the Partnership which are generated after the grant. As such, the General Partner shall, if necessary, limit distributions and allocations of profits to Grantee so that such distributions and allocations do not exceed the available profits in respect of Grantee’s related profits interests. Consequently, under certain circumstances, distributions and allocations with respect to a Profits Interests may differ in amount from distributions and allocations with respect to other Units issued or Transferred at a different time.

8.2    Notwithstanding any provision of this Agreement or the LP Agreement to the contrary, Grantee shall, as a condition subsequent to the issuance of the Profits Interests pursuant to this Agreement, execute and deliver a valid and timely election under Section 83(b) of the Code in the forms attached hereto as Annex A to both the Internal Revenue Service and the Partnership within thirty (30) days of the Date of Grant. Upon the failure of Grantee to make such valid and timely election, the issuance of the Profits Interests shall be void ab initio.

9.	LP Agreement.

The grant of any Profits Interests pursuant to this Agreement shall not restrict in any way the adoption of any amendment to the LP Agreement in accordance with the terms of such respective agreements.

10.	[Reserved.]

11.	Notices.

Notices to the Partnership hereunder shall be addressed to the Partnership at the principal executive office of the Partnership, unless otherwise designated by the Partnership. Notices to Grantee hereunder shall be addressed to Grantee at the address appearing in the personnel records of the Employer Group for Grantee, unless otherwise designated in writing by Grantee.

12.	Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws of the Cayman Islands without giving effect to the conflicts of law principles thereof that would result in the application of the law of a jurisdiction other than the Cayman Islands. No provision of this Agreement or any related document will be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

13.	Disputes.

Upon the occurrence of any dispute or disagreement between the parties hereto arising out of or in connection with any term of this Agreement, the subject matter hereof, or the interpretation or enforcement hereof, the parties shall comply with the dispute resolution procedure set forth in Section 11.06 and 11.07 of the LP Agreement.

14.	No Right to Continued Service.

This Agreement shall not be construed as giving Grantee the right to be retained in the employ of, or in any other continuing relationship with, the Partnership, the Employer Group or any of their respective Affiliates.

15.	Entire Agreement.

This Agreement, together with the LP Agreement, the Employment Agreement, and any other documents which may be entered into by Grantee, the Partnership and any member of the Employer Group on and after the Date of Grant, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations, discussion and preliminary agreements. This Agreement may not be amended except in writing executed by the parties hereto.

16.	Counterparts.

This Agreement may be executed in any number of counterparts and by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

17.	Rules of Construction.

The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

18.	Definitional Provisions.

Defined terms used in this Agreement in the singular shall import the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Paragraphs shall be deemed to be references to Paragraphs of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time and as from time to time amended, modified or supplemented, including by succession of successor rules, regulations or forms. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference to the number of Profits Interests means such Profits Interests as appropriately adjusted to give effect to any share combinations, restructuring or other capitalizations of the Partnership or their its capital structure. Any reference herein to the holder of a particular class or series of Profits Interests shall be a reference to such Person solely in its capacity as a holder of that particular class or series of such Profits Interests.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

WME IMG China, LP

By: WME IMG China GP, LLC, its general partner

By

Its Authorized Signatory

[Signature Page to Award Agreement]

ANNEX A

WME IMG China, LP

Section 83(b) Election

Background Information

Attached are materials which may be used to make an election under Section 83(b) (“Section 83(b) Election”) of the Internal Revenue Code with respect to your acquisition of Profits Interests (the “Partnership Interest”) of WME IMG China, LP, a Cayman Islands exempted limited liability (the “Partnership”). One copy of the election (along with the letters to the Company and the IRS) must be provided to Anna Goldfarb at the Company (by overnight FedEx or UPS), no later than                     . The “date on which property was transferred” (as described in Section 3 of the Section 83(b) Election) or “Date of Grant” is the date on which the Partnership countersigns the Profits Interests Award Agreement following receipt of your signed signature page to such award agreement (i.e., Section 3 of the Section 83(b) Election will be completed by the Partnership once it countersigns the Profits Interests Award Agreement).

The Profits Interests Award Agreement pursuant to which your Profits Interests were acquired requires you to make a Section 83(b) Election with respect to the Profits Interests. The purpose of the Section 83(b) Election is to make sure that you are treated for tax purposes as owning your Profits Interests on the Date of Grant. Otherwise, you might be treated as receiving a portion of your Profits Interests on each applicable vesting date, and you would then be required to recognize ordinary compensation income on each vesting date, in amounts equal to the fair market value of the portion of your Profits Interests that vests on each vesting date (minus what you paid for that portion).

By making the Section 83(b) Election you are electing to be taxed as of the Date of Grant on the value of the Partnership Interest you received on the Date of Grant in excess of the amount you paid. The Partnership believes that the fair market value of your Partnership Interest should be equal to $0 on the Date of Grant and therefore will not be reporting you as having any compensation income on account of the transfer on the Date of Grant and your related Section 83(b) Election. You should consult your own tax advisor in these matters.

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SECTION 83(b) ELECTION INSTRUCTIONS

WME IMG CHINA, LP

To make an election under Section 83(b) of the Internal Revenue Code in connection with your receipt, for tax purposes, of Profits Interests representing an interest in WME IMG China, LP (the “Partnership”), you should add your Social Security Number and address, and date and sign the enclosed Section 83(b) Election Form and mail (by overnight FedEx or UPS) as indicated no later than .

1.

The signed Section 83(b) Election Form and the cover letters to the IRS and the Partnership should be delivered to the Partnership, using the attached letter to Anna Goldfarb, who is authorized to receive the copy on behalf of all of the persons entitled to receive a copy of the election (as described in Section 8 of the Section 83(b) Election Form). Please deliver by mail (by overnight FedEx or UPS).

2.

Once the Partnership has countersigned the Profits Interests Award Agreement, it shall arrange to have one copy of the Section 83(b) Election Form mailed to the appropriate Internal Revenue Service Center and will return to you a copy of (i) the Section 83(b) Election Form and (ii) the Profits Interests Award Agreement.

3.

If you are not the transferee of the property — for example, if the property was transferred to a family trust — then you are also obliged to provide a copy of your Section 83(b) Election to the transferee of the property within 30 days of the Date of Grant.

IRS SERVICE CENTERS

for

83(b) Election Forms

(Based on filing locations for individual Federal Income Tax Returns filed in 2018)

Questions: 1-800-829-1040

If your tax residence is:

Alabama, Georgia, Kentucky, New Jersey, North Carolina, South Carolina, Tennessee, Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002

Florida, Louisiana, Mississippi, Texas	Department of the Treasury Internal Revenue Service Austin, TX 73301-0002

Alaska, Arizona, California, Colorado, Hawaii, Idaho, New Mexico, Nevada, Oregon, Utah, Washington, Wyoming	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002

Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Wisconsin	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002

Delaware, Maine, Massachusetts, Missouri New Hampshire, New York, Vermont	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002

Connecticut, District of Columbia, Maryland, Pennsylvania, Rhode Island, West Virginia	Department of the Treasury Internal Revenue Service Ogden, UT 84201-0002

A foreign country, U.S. possession or territory*, or use an APO or FPO address, or file Form 2555, 2555-EZ, or 4563, or are a dual-status alien	Department of the Treasury Internal Revenue Service Austin, TX 73301-0215 USA

*

Permanent residents of Guam should use: Department of Revenue and Taxation, Government of Guam, P.O. Box 23607, GMF, GU 96921; permanent residents of the Northern Mariana Islands should use: Department of Finance, Division of Revenue and Taxation, Commonwealth of the Northern Mariana Islands, P.O. Box 5234 CHRB, Saipan, MP 96950; permanent residents of the Virgin Islands should use: Bureau of Internal Revenue, 6115 Estate Smith Bay, Suite 225, St. Thomas, VI 00802.

SECTION 83(b) ELECTION FORM

ELECTION PURSUANT TO SECTION 83(b)

This election is being made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation Section 1.83-2 promulgated thereunder.

1. Taxpayer’s name:

Address:

Social Security Number:	- -

2.	Property with respect to which the election is made:

Profits Interests, representing an interest, treated for tax purposes as a partnership interest (the “Partnership Interest”), in WME IMG China, LP (the “Partnership”), a Cayman Islands exempted limited partnership. The Partnership Interest represents a membership interest in the Partnership as further described in the Second Amended and Restated Agreement of Exempted Limited Partnership of WME IMG China, LP (the “LP Agreement”) and as amended and restated from time to time thereafter.

3.	Date on which property was transferred:

4.	Taxable year for which such election is made:

5.	Nature of the restriction or restrictions to which the property is subject:

The Partnership Interest may be forfeited in whole or in part upon certain terminations of employment. The Partnership Interest may not be transferred, except as expressly provided in the LP Agreement, or as approved by the general partner of the Partnership. In addition, the Partnership Interest may under certain circumstances be subject to a requirement that the Partnership Interest be sold in connection with certain sales of the Partnership.

6.	The fair market value of the property at the time of transfer:

The fair market value of the Partnership Interest at the time of transfer was $0, determined (i) without regard to lapse restrictions and (ii) in accordance with the principles set forth in Revenue Procedure 93-27.

7.	The amount paid for such property: $0

8.

In accordance with Treasury Regulations Section 1.83-2(d): Taxpayer has submitted a copy of this statement to the person(s) for whom services were performed (the Partnership and/or its subsidiaries). In addition, if the property was transferred to a person other than the Taxpayer-service provider (for example, if the property was transferred to a trust established by the Taxpayer for his family), Taxpayer has submitted a copy of this statement to the transferee of such property.

Dated:

[1]

Department of the Treasury

Internal Revenue Service

Re:                  - SSN:              -          -

Dear Sir or Madam:

Pursuant to Treasury Regulations Section 1.83-2(c) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find an election under Section 83(b) of the Code.

Sincerely,

Enclosure

[1]	Insert your address.

[2]

WME IMG China, LP

c/o Endeavor Operating Company, LLC

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

Attention: Anna Goldfarb

Re:                 `                 - Section 83(b) Election

Dear Ms. Goldfarb:

Pursuant to Treasury Regulations Section 1.83-2(d) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find a copy of an election under Section 83(b) of the Code. This notice is hereby given to WME IMG China, LP for itself, and for its subsidiaries.

Sincerely,

Enclosure

[2]	Insert your address.

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Second Amended and Restated Agreement of Exempted Limited Partnership of WME IMG China, LP (the “Partnership”), dated as of ____, 20__ (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “LP Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the LP Agreement.

By executing and delivering this Joinder Agreement to the LP Agreement, the undersigned hereby agrees to be admitted as a Profits Interests Limited Partner of the Partnership and to become a party to, to be bound by, and to comply with and receive the benefit of the terms and provisions of the LP Agreement in the same manner as if the undersigned were an original signatory to such agreement as a Profits Interest Limited Partner and such terms and provisions are hereby incorporated by reference as if set out herein in full.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of                     , 20    .

Executed and unconditionally delivered as a deed.

Signature of Partner

Print Name of Partner

Address of Partner

Acknowledged:

WME IMG China GP, LLC

By: